UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2008

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 20, 2008, Hooper Holmes, Inc. (the “Company”) issued a press release updating guidance with respect to (i) profitability in the fourth quarter 2007, (ii) the rate of decline in the number of paramedical exams conducted by the Company’s Portamedic division in the fourth quarter 2007, (iii) profitability in the first quarter 2008, and (iv) profitability for the full year 2008.

Item 9.01                       Financial Statements and Exhibits

(d) Exhibits

  99.1  Press Release, dated February 20, 2008, regarding (i) the Company’s profitability in the fourth quarter 2007, (ii) the rate of decline in the number of paramedical exams conducted by the Company’s Portamedic division in the fourth quarter 2007, (iii) the Company’s profitability in the first quarter 2008, and (iv) the Company’s profitability for the full year 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:      February 25, 2008                                                                 By: /s/ William F. Kracklauer
William F. Kracklauer
Senior Vice President,
General Counsel and Corporate
Secretary